Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Stockholders and Board of Directors
The Reader’s Digest Association, Inc.

We consent to the incorporation by reference in the Registration Statement pertaining to The Reader’s Digest Association, Inc. 2005 Key Employee Long Term Incentive Plan on Form S-8 of The Reader’s Digest Association, Inc., and subsidiaries for the registration of 3,466,790 shares of Common Stock of our reports dated August 17, 2006, with respect to the financial statements of The Reader's Digest Association, Inc. and subsidiaries as of and for the year ended June 30, 2006, The Reader's Digest Association, Inc. and subsidiaries management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of June 30, 2006, included in the Annual Report (Form 10-K) for the year ended June 30, 2006, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Stamford, Connecticut
August 17, 2006